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                                                                   EXHIBIT 10.21

                                 PROMISSORY NOTE


$270,000.00                                                       April 15, 1998
                                                            San Jose, California


      FOR VALUE received, William S. McKiernan, ("Maker") whose address is 14800 Butano Terrace, Saratoga, CA 95070, promises to pay to the order of CyberSource Corporation (a/k/a "software.net Corporation"), a California corporation whose address is 3031 Tisch Way, Suite 900, San Jose, CA 95128, and any of its successors (all of whom shall hereinafter be referred to collectively as "Holder") the principal sum of Two Hundred Seventy Thousand Dollars and 00/100 ($270,000.00) in lawful money of the United States of America together with interest upon the unpaid principal as set forth below.

      1. Interest shall accrue on the outstanding principal at the rate of six and two hundredths percent (6.02%). Interest shall be compounded annually and shall be payable only at such time the principal is due and payable. The rate of interest calculated in accordance with this paragraph in effect at any given time shall be referred to as the "Interest Rate."

      2. The loan shall be paid in full as follows unless sooner accelerated: any outstanding and unpaid principal and interest shall be due and payable on April 15, 2003, which shall be five years from the date herein, provided, however that any outstanding and unpaid principal and interest shall become due and payable no later than eighteen (18) months after an initial public offering of the Holder's common stock.

      3. This Promissory Note ("Note") may be prepaid at any time and from time to time in whole or in part without penalty. Any payment or prepayment received hereunder shall, at the option of Holder, be applied first to costs and expenses relating to enforcing its rights hereunder, then to interest then due, and thereafter to principal.

      4. If the Interest Rate hereunder exceeds the maximum amount allowed by law, the interest collected hereunder shall be the maximum allowed by law and that portion, if any, of interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and shall be applied against the principal then owing under this Note.

      5. Holder may, without notice or demand, declare the entire principal sum then unpaid, together with all accrued interest, immediately due and payable upon (i) a material breach of the Pledge Agreement (as defined below) which is not cured within thirty (30) days of written notice thereof, or (ii) nonpayment of any amount owed under this Note when due, each of which shall be an event of default hereunder.


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      6.    Maker and any endorsers hereby authorize Holder to take the following actions:

                  (i)   to accept additional or substitute co-makers;

                  (ii)  to release co-makers;

                  (iii) to change or extend dates of payment;

                  (iv) to grant indulgences, all without notice and without affecting the obligations of the undersigned; and

                  (v)   to renew or extend or replace this Note.

      7. To the extent permitted by law, Maker and any endorsers hereby waive presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and all other notices, except where notices are expressly provided for in this Note.

      8. This Note has been made and delivered in the State of California and shall be construed and enforced in accordance with the laws of the State of California. In any action brought under or in connection with this Note, Maker, including its successors or assigns, hereby consents to the jurisdiction of any competent state or federal court within the State of California and consents to service of process by any means authorized by law.

      9. Maker agrees to pay for all fees and expenses, including attorneys' fees and related costs, incurred by Holder in enforcing its rights under this Note, whether or not legal proceedings are commenced.

      10. This Note may not be assigned, in whole or in part, by Holder or Maker.

      11. Holder shall not by any act of omission or commission be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth therein; a waiver of one event shall not be construed as a bar to or waiver of such right or remedy on the occurrence of a subsequent event. In this regard, the acceptance of a late payment or the acceptance of a payment for less than the full amount owing shall not be deemed to waive the late payment fee nor to release the balance of the amount owing unless expressly agreed to by Holder in writing.

      12. This Note is secured by that certain Pledge Agreement ("Pledge Agreement") executed concurrently herewith between Maker and Holder.


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      13.   Not withstanding anything else to the contrary set forth herein,
Holder acknowledges and agrees that the indebtedness evidenced by this Note shall be recourse only to the Collateral (defined in the Pledge Agreement) as set forth in the Pledge Agreement, and further agrees that in any action or proceeding brought on this Note, no deficiency judgment shall be sought, obtained or enforced against Maker.



MAKER                              HOLDER

                                   CyberSource Corporation (aka "software.net
                                   Corporation"), a California corporation



By: ____________________________   By: _________________________________________
    William S. McKiernan           Name:  Mark L. Breier
                                   Title: President and Chief Executive Officer


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